Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2011/2012  Stock Incentive and Equity Compensation Plan  (the “Plan”) of our report dated September 6, 2011 with respect to the financial statements of Paramount Gold and Silver Corp. included in its annual report filed on Form 10-K for the year ended  June 30, 2011  filed with the Securities and Exchange Commission.

MNP LLP

Vancouver, Canada
December 8, 2011

ACCOUNTING › CONSULTING › TAX 2300, 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1 1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca

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